UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

Congressional Effect Family of Funds
(Name of Registrant as Specified In Its Charter)

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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Congressional Effect Family of Funds

Congressional Effect Fund

420 Lexington Avenue, Suite 616
New York, NY 10170

May [ ], 2014

Dear Shareholder:

On March 10, 2014, the shareholders of the Congressional Effect Fund (the “Fund”), and on March 10 and May 1, 2014 the Board of Trustees (the “Board”) of Congressional Effect Family of Funds (the “Trust”), approved:

(i)
the assignment (the “Assignment”) of the Fund’s investment advisory agreement (the “Advisory Agreement”) from Congressional Effect Management, LLC (“CEM”) to Pulteney Street Capital Management, LLC (“Pulteney”), pending the closing of a transaction between CEM and Pulteney regarding the Assignment and related matters (the “Transaction”);

(ii)
a prospective increase in the management fee paid by the Fund under the Advisory Agreement, to go into effect upon the Fund implementing a manager of managers strategy (the “New Investment Strategy”), which is anticipated to be approximately May [   ], 2014 (the “New Strategy Implementation Date”); and

(iii)
the appointment of the following six new subadvisers to the Fund, and the approval of the investment subadvisory agreement with each of them (collectively, the “Subadvisory Agreements”), effective upon the implementation of the New Investment Strategy:

EastBay Asset Management, LLC
Ferro Investment Management, LLC
Riverpark Advisors, LLC
S.W. Mitchell Capital, LLP
Tiburon Capital Management, LLC

In addition, the shareholders also elected Paul S. Buckley, Sean McCooey and Alfred E. Smith, IV as new trustees to the Board (collectively, the “New Trustees”). The New Trustees were installed on March 31, 2014, at which time Eric T. Singer, Robert Cresci, Daniel Ripp and Samuel Solomon resigned from their role as Trustees. Mr. Singer also resigned from his office as President and Secretary of the Trust, at which time the Board appointed Sean McCooey as President and Daniel McCooey as Secretary.

We are not asking you for a proxy and you are requested not to send us a proxy. The enclosed information statement (the “Information Statement”) describes the Assignment, the Transaction, the New Investment Strategy the Subadvisory Agreements, the New Trustees and related matters. As is described in the Information Statement, the Transaction has closed and accordingly, the Advisory Agreement has been assigned to Pulteney and the New Trustees have been installed.  Changes to the Fund’s fee structure and the implementation of the New Investment Strategy and the Subadvisory Agreements will be implemented effective on the New Strategy Implementation Date.

Should you have any questions or need additional information, please call the Trust at 888-553-4233.

Sincerely,

/s/ Sean McCooey
Sean McCooey President

Congressional Effect Family of Funds

Congressional Effect Fund

420 Lexington Avenue, Suite 616
New York, NY 10170

 INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This Information Statement is Available at [ ]

This information statement describes current and pending changes to the Advisory Agreement (as defined below), fee structure and investment strategies of the Congressional Effect Fund (the “Fund”), a series of Congressional Effect Family of Funds (the “Trust”), a Delaware statutory trust, as well as the election of new trustees to the Board of Trustees (the “Board”) of the Trust. Pursuant to authority contained in the Trust’s Declaration of Trust, a majority of the Fund’s outstanding shares of beneficial interest has approved and consented in writing to the above-mentioned actions.   This information statement is being furnished for informational purposes only by the Board of Trustees of the Trust.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Transaction

On March 20, 2014, Congressional Effect Management, LLC, the investment adviser to the Fund (“CEM”), CEM’s principal and managing member and a Trustee of the Trust, Eric Singer and Pulteney Street Capital Management, LLC, a registered investment adviser (“Pulteney Street”), closed a transaction (the “Transaction”) pursuant to a Transaction Agreement dated February 18, 2014 (the “Transaction Agreement”) whereby, in exchange for initial consideration of $35,000 plus potential additional earnouts under the terms of the Transaction Agreement if the Fund remains available on certain selling platforms and assets remain in the Fund for certain periods of time, CEM assigned to Pulteney Street all of CEM’s rights and obligations under its investment advisory agreement with the Fund (the “Advisory Agreement”) and CEM’s expense limitation agreement with the Fund (the “Expense Limitation Agreement”). The assignment of the Advisory Agreement and the Expense Limitation Agreement is referred to herein as the “Assignment”. The Transaction Agreement is attached hereto at Exhibit A.

In connection with the Transaction, Pulteney Street committed to (i) initially continue to manage the Fund using the Fund’s current investment strategy; (ii) assist the Fund to file, as soon as practicable, revisions to the Fund’s prospectus and statement of additional information to modify the investment strategy of the Fund to a “manager of managers” model (the “New Strategy”). The shareholders and the Board, in connection with the New Strategy, agreed to, only after the prospectuses and statement of additional information for the New Fund Strategy is effective (expected to be effective or after May 9, 2014 (the “New Strategy Effective Date”), (A) approve an increase of the investment advisory fee for Pulteney Street under the Advisory Agreement from 1.00% to 2.25% (the “New Strategy Fee Increase”) pursuant to an amendment to the Advisory Agreement (the “Amended Advisory Agreement”); and (B) the appointment of those investment advisers discussed below (the “New Sub-Advisers”) as sub-advisers to the Fund to manage such assets as may be allocated to them by Pulteney Street as investment adviser to the Fund pursuant to an investment sub-advisory agreement (the “Sub-Advisory Agreement”), under which the New Sub-Advisers will be paid by Pulteney Street out of its increased investment advisory fee.

Accordingly, consistent with the foregoing, effective March 10, 2014, a majority of shareholders of the Fund, acting by written consent in lieu of a meeting pursuant to authority contained in the Trust’s Declaration of Trust (the “Written Consent”): (i) approved the Assignment and the Transaction; (ii) agreed that the services to be provided under the Advisory Agreement by Pulteney Street may, under the terms thereof, be provided directly or through other parties as Pulteney Street may determine from time to time, which part(ies) may include, without limitation, to the extent approved by the trustees of the Trust and shareholders of the Fund consistent with the Investment Company Act of 1940, as amended (the “1940 Act”), sub-advisers; (iii) approved the transition of the Fund’s investment strategy to the New Strategy, such New Strategy to be implemented only upon (and not until) the New Strategy is effective on the New Strategy Effective Date; (iv) approved the New Strategy Fee Increase, such New Strategy Fee Increase to be effective only upon (and not until) the New Strategy is effective on the New Strategy Effective Date; and (v) consistent with the foregoing, approved the appointment of each of the New Sub-Advisers as investment advisers and engagement of each of the New Sub-Advisors as sub-advisers to the Fund pursuant to an investment advisory agreement in the form of the Sub-Advisory Agreement pursuant to which each Sub-Adviser will be paid by Pulteney Street out of Pulteney Street’s investment advisory fee from the Fund.

In addition, the shareholders, acting through the Written Consent, also approved the election of Paul S. Buckley, Sean McCooey and Alfred E. Smith, IV as Trustees of the Trust (the “New Trustees”), with such election to be effective with the effectiveness of both the closing of the Transaction (the “Closing”) and the resignation of the Trust’s then-current Trustees. Accordingly, the New Trustees were installed as Trustees on March 31, 2014, at which time Eric T. Singer, Robert Cresci, Daniel Ripp and Samuel Solomon each resigned from his respective role as Trustee. At such time, Sean McCooey replaced Mr. Singer as the President and Daniel McCooey replaced Mr. Singer as Secretary.

The Record Date of the Written Consent was March 10, 2014. On the Record Date, 292,304 shares of the Fund were issued and outstanding.  Shareholders representing 150,873 shares of beneficial interest or 51.6% of outstanding shares as of the Record Date, approved and consented to the above-mentioned actions by means of the Written Consent.

The Written Consent is attached hereto as Exhibit B, and attached as exhibits thereto are the Advisory Agreement and a form of Sub-Advisory Agreement.

The Advisory Agreement

Overview. The current Advisory Agreement provides that the Fund shall pay CEM an annual management fee equal to 1.00% of the Fund’s average daily net assets. At an in-person meeting held on March 10, 2014, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (such trustees, the “Independent Trustees”), considered and approved the assignment of the Advisory Agreement effective as of the date of Closing. As described above, shareholders of a majority of the Fund’s outstanding shares approved the Assignment by means of the Written Consent.

Description of the Advisory Agreement. Previously, CEM served as the investment manager to the Fund pursuant to an advisory agreement between the Trust, on behalf of the Fund, and CEM executed in 2008 (the “Prior Advisory Agreement”). The Prior Advisory Agreement was approved by the Fund’s initial shareholder in 2008, and provided that it would terminate after an initial two-year term unless it was re-approved annually by the Fund’s Board, including a majority of the Independent Trustees. The Board, including the Independent Trustees, last approved the continuation of the Prior Advisory Agreement on February 25, 2013, with a term ending on April 30, 2014.

On March 10, 2014, the Board approved the Assignment of the Advisory Agreement from CEM to Pulteney Street, and in so doing, approved the continuation of the Advisory Agreement for a period ending on April 30, 2015. Exhibit C provides the Board’s considerations in approving the Assignment of the Advisory Agreement. As described above, shareholders of a majority of the Fund’s outstanding shares also approved the Assignment by means of the Written Consent.

Information about Pulteney Street. Pulteney Street’s principal office is located at 1345 Avenue of the Americas, 3rd Floor, New York, NY 10105. Pulteney Street has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and subject to review and approval by the Board, sets the Fund’s overall investment strategies under the Assigned Advisory Agreement.  Pulteney Street also furnishes the Fund with office space and certain administrative services and provides most of the personnel needed to fulfill its obligations under the Advisory Agreement.

Sean M. McCooey, a Managing Director of Pulteney Street, serves as the Fund’s portfolio manager. Mr. McCooey is also a registered representative of Concept Capital Markets, LLC. Prior to founding Pulteney Street in 2012, Mr. McCooey graduated from Hobart College in 1978 with a BA in Economics. In 1979, he became an independent broker on the floor of the New York Stock Exchange (NYSE) and founded Sean M. McCooey and Co., where his focus was on covering large institutional accounts. In 1988, Mr. McCooey joined the specialist firm of LaBranche and Co. as a managing director. As a partner of LaBranche, Mr. McCooey was responsible for managing the firm’s traders and overseeing all U.S. and Non-U.S. trading. During that period, he functioned as the liaison between the firm and its listed companies. In addition to his daily trading and management activities, Mr. McCooey was also responsible for developing new business by generating new listings for the firm.  From 1992 through 2006, he was responsible for 42 company listings on the NYSE.

In addition to his responsibilities at LaBranche, Mr. McCooey was a NYSE Floor Official from 1988 to 1994. From 1994-2000 and 2003-2006 he served as a Governor of the NYSE.  He Co-Chaired the New Broker Orientation Committee from 2003 to 2006 and Co-Chaired the Hybrid Rules Committee from 2005 to 2006.

Prospective Amendment to the Fund’s Investment Strategy and to the Advisory Agreement

Overview. After the Assignment, Pulteney Street will for a period manage the Fund’s investment strategy in a manner consistent CEM’s historical management of the Fund and the Fund’s current prospectus. In addition, on or shortly after May [ ], 2014 (the “New Strategy Implementation Date”), (i) the investment strategy of the Fund be changed to the New Strategy; (ii) the Fund enter into investment sub-advisory contracts with the New Sub-Advisers; and (iii) the New Strategy Fee Increase in accordance with the Amended Advisory Agreement (collectively, the “New Strategy Implementation”). Shareholders, by means of the Written Consent, approved the New Strategy Implementation. At an in-person meeting held on May 1, 2014, the Trustees, including a majority of the Independent Trustees, considered and approved the New Strategy Implementation.

Pending Changes to Investment Strategies and Risks

Effective on the New Strategy Implementation Date, the Fund’s Investment Strategies and Risks will be as set forth on Exhibit D. There is no change to the Fund’s investment objective, which is to obtain capital appreciation and income.

New Sub-Advisers and New Sub-Advisory Agreements

Information about the New Sub-Advisers, and the Fund’s portfolio managers from the New Sub-Advisers are set forth below. The form of the Sub-Advisory Agreement was included in the Written Consent at Exhibit B.

As of the New Strategy Implementation Date, a combination of the following Sub-Advisers and their portfolio managers set forth below, along with Pulteney Street, will be responsible for the New Strategy Implementation.

•
EastBay Asset Management, LLC (“EastBay”), 1345 Avenue of the Americas, 3rd Floor, New York, NY 10105, is an SEC registered investment advisory firm specializing in equity investing with a focus on the global technology, media, telecom and leisure industries. Adam Wolfberg and Steve Landry are portfolio managers of EastBay’s investment allocation for the Fund, and each serves as a Managing Partner of EastBay. Prior to forming EastBay, Mr. Wolfberg was a portfolio manager and/or principal of Diamondback Capital Management, XI Asset Management, Galleon Group and SAC Capital Advisors. Mr. Landry previously was a co-portfolio manager and/or head of research at Diamondback Capital Management, XI Asset Management, Citigroup Asset Management and Franklin Templeton.

•
Ferro Investment Management, LLC (“Ferro”) 330 Madison Avenue, 39th Floor, New York, New York 10017, is an SEC registered investment advisory firm specializing in equities. Jeffrey Ferro is a Partner of Ferro, and serves as the portfolio manager for Ferro’s investment allocation for the Fund. Prior to founding Ferro, Mr. Ferro held positions at HSBC, Lehman Brothers and various affiliates of ING.

•
Riverpark Advisors, LLC (“RiverPark”) 156 West 56th Street, 17th Floor, New York, New York 10019, is an SEC registered investment advisory firm specializing in providing alternative investment advisory services and customized multi-manager alternative investment solutions. Justin Frankel and Jeremy Berman are portfolio managers of RiverPark’s investment allocation for the Fund. Prior to founding RiverPark, Messrs Frankel and Berman co-founded Wavecrest Asset Management in 2008.

•
S.W. Mitchell Capital (“SWMC”), Princes House, 38 Jermyn Street, London SW1Y 6DN, United Kingdom, is an SEC registered investment advisory firm headquartered in London.  SWMC focuses on investing in European equities on both a long and short basis.  Stuart Mitchell is SWMC’s founder, managing member and serves as a portfolio manager for SWMC’s investment allocation for the Fund.

•
Tiburon Capital Management, LLC (“Tiburon”), 1345 Avenue of the Americas, 3rd Floor, New York, New York 10105, is an SEC registered investment advisory firm specializing in event-driven investment opportunities. Peter M. Lupoff and Brian Swain, CFA are portfolio managers of Tiburon’s investment allocation for the Fund, and are the Chief Executive Officer and Senior Managing Director, respectively, of Tiburon. Mr. Lupoff founded Tiburon in 2009 and previously held portfolio manager roles at Millenium Management, Robeco WPG, Schulze Asset Management and Third Avenue Funds.

The Trust’s SAI will provide additional information about the Portfolio Managers’ compensation, other accounts they manage and their ownership of securities in the Fund.

Exhibit E provides the Board’s considerations in approving each Sub-Advisory Agreement.

Description of Management Fee Changes As noted above, effective on the New Strategy Implementation Date, under the Amended Advisory Agreement, the Fund will pay Pulteney Street an annual management fee equal to 2.25% of average daily net assets of the Fund. The form of the Amended Advisory Agreement is included in Exhibit F. Exhibit G provides the Board’s considerations in approving the Amended Advisory Agreement.

Comparison of Pro Forma Expenses of Current and New Fees. Set forth below is a comparison, as of January 21, 2014, of (a) the Fund’s current fees and operating expenses under the Advisory Agreement and current fee structure, to (b) the fees and expenses under the Amended Advisory Agreement described above.

Pro Forma Expense Comparison of Current and New Fees (as of January 21, 2014)

Expense Information Under the Current Advisory Agreement					Expense Information under the Amended Advisory Agreement
Shareholder Fees (fees paid directly from your investment) Shareholder Fees (fees paid directly from your investment)					Shareholder Fees (fees paid directly from your investment) Shareholder Fees (fees paid directly from your investment)
		Institutional Shares	Investor Shares	Service Shares			Institutional Shares	Investor Shares	Service Shares
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)		None	None	None	Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)		None	None	None
Redemption Fee (as a percentage of amount redeemed (sold) within sixty (60) days of the initial purchase of shares in the Fund)		1.00%	1.00%	1.00%	Redemption Fee (as a percentage of amount redeemed (sold) within sixty (60) days of the initial purchase of shares in the Fund)		1.00%	1.00%	1.00%
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)					Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
		Institutional Shares	Investor Shares	Service Shares			Institutional Shares	Investor Shares	Service Shares
Management Fees		1.00%	1.00%	1.00%	Management Fees		2.25%	2.25%	2.25%
Distribution and/or Service (12b-1) Fees		0.00%	0.25%	1.00%	Distribution and/or Service (12b-1) Fees		0.00%	0.25%	0.25%
Other Expenses		1.58%	1.58%	1.58%	Other Expenses		[ ]%	[ ]%	[ ]%
Acquired Fund Fees and Expenses		0.09%	0.09%	0.09%	Acquired Fund Fees and Expenses		[ ]%	[ ]%	[ ]%
Total Annual Fund Operating Expenses		2.67%	2.92%	3.67%	Total Annual Fund Operating Expenses		[ ]%	[ ]%	[ ]%
					Fee Waiver and/or Expense Reimbursement 1		[ ]%	[ ]%	[ ]%
					Total Annual Fund Operating Expenses after Fee Waiver and/or Expense Reimbursement 1		[ ]%	[ ]%	[ ]%
Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

This expense example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The expense example also assumes that your investment has a 5% return each year and the Fund’s operating expenses remain the same, and the contractual agreement to limit expenses remains in effect only until May 1, 2015.  Although your actual costs may be higher or lower, based on these assumptions your cost would be:

1 Pulteney Street has entered into a contractual agreement with the Fund under which it has agreed to waive or reduce its fees and to assume other expenses of the Fund, if necessary, in an amount that limits “Total Annual Fund Operating Expenses” (exclusive of interest, taxes, brokerage fees and commissions, 12b-1 fees, Acquired Fund Fees and Expenses, and extraordinary expenses) to not more than 3.00%.  Subject to approval by the Fund’s Board, any waiver under the Expense Limitation Agreement is subject to repayment by the Fund within the three fiscal years following the year in which such waiver occurred, if the Fund is able to make the payment without exceeding the 3.00% expense limitation. The current contractual agreement cannot be terminated prior to May 1, 2015 without the Board of Trustees’ approval.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

This expense example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The expense example also assumes that your investment has a 5% return each year and the Fund’s operating expenses remain the same, and the contractual agreement to limit expenses remains in effect only until May 1, 2015.  Although your actual costs may be higher or lower, based on these assumptions your cost would be:

Period Invested	1 Year	3 Years	5 Years	10 Years	Period Invested	1 Year	3 Years	5 Years	10 Years
Institutional Shares	$270	$829	$1,415	$3,003	Institutional Shares	$[ ]	$[ ]	$[ ]	$[ ]
Investor Shares	$295	$904	$1,538	$3,242	Investor Shares	$[ ]	$[ ]	$[ ]	$[ ]
Service Shares	$369	$1,123	$1,897	$3,924	Service Shares	$[ ]	$[ ]	$[ ]	$[ ]

Election of New Trustees

A majority of shareholders of the Fund have elected Sean McCooey, Alfred E. Smith, IV and Paul S. Buckley to the Board, pursuant to the Written Consent.  Each of the Trustees has agreed to serve an indefinite term and to serve until his successor is duly elected and qualified.

Eric T. Singer, Robert Cresci, Daniel Ripp and Samuel Solomon previously were elected Trustees by the initial shareholder of the Fund in May 2008 and together constituted the complete Board.

The approval and consent in writing by the majority shareholders of the Fund was sufficient under the Trust’s Declaration of Trust to elect the New Trustees.  Accordingly, the election of the Board will not be submitted to the other shareholders of record as of the Record Date of the Fund for their approval.  The New Trustees were installed on March 31, 2014. At that time, Messrs. Cresci, Ripp, Singer and Solomon resigned as Trustees.

Information about the Board Of Trustees, Officers and Principal Shareholders

The Trustees are responsible for the management and supervision of the Fund.  The Trustees approve all significant agreements between the Trust, on behalf of the Fund, and those companies that furnish services to the Fund; review performance of the Fund; and oversee activities of the Fund.  This section of the SAI provides information about the persons who serve as Trustees and Officers to the Trust and Fund, respectively, as well as the entities that provide services to the Fund.

Trustees and Officers.  Following are the Trustees and Officers of the Trust, their age and address, their present position with the Trust or the Fund, and their principal occupation during the past five years.  Those Trustees who are “interested persons” (as defined in the 1940 Act), by virtue of their affiliation with either the Trust, the Adviser or any Sub-Adviser, are indicated in the table.

Name, Address and Age	Position(s) Held with Trust	Length of Service	Principal Occupation(s) During Past 5 Years	Number of Funds Overseen	Other Directorships
Independent Trustees
Paul S. Buckley 420 Lexington Avenue, Suite 601 New York, NY 10170 Age: 50	Trustee	Since 2014	Institutional sales trader at Janney Montgomery Scott LLC (September 2013 to present); equity sales trader at Knight Capital (September 2006 to May 2012).	One	None
Alfred E. Smith, IV 420 Lexington Avenue, Suite 601 New York, NY 10170 Age: 1963	Trustee	Since 2014	Founder and Chief Executive Officer of A.E. Smith Associates, a consulting firm (since 2009).	One	None
Interested Trustee*
Sean McCooey 420 Lexington Avenue, Suite 601 New York, NY 10170 Age: 58	Trustee and President	Since 2014	Registered Person of Concept Capital (since 2009); manager of Pulteney Street since its inception (2012).	One	None
Officers
Robert S. Driessen 4520 Main Street Suite 1425 Kansas City, Missouri 64111 Age 65	Chief Compliance Officer	Since 2013
Prior to 2013, Mr. Driessen served as the Senior Vice President and Chief Compliance Officer for Aquila Distributors, Inc., and Vice President and Chief Compliance Officer of its advisory affiliate, Aquila Investment Management LLC from November 2009 until December 2012.  Prior to 2009, Mr. Driessen served as the Vice President and Chief Compliance Officer of Curian Capital, LLC from April 2004 to December 31, 2008.
				N/A	N/A
Larry E. Beaver, Jr. 630 Fitzwatertown Road Willow Grove, PA 19090 Age: 44	Treasurer	Since Inception	Mr. Beaver has been the Director of Fund Accounting & Administration for Matrix Fund Services, a mutual fund operating division of Matrix Capital Group, since February 2005.	N/A	N/A
Daniel McCooey 420 Lexington Avenue, Suite 601 New York, NY 10170 Age: 46	Secretary	Since 2014	Registered Person of Concept Capital (since 2014); manager of Pulteney Street since its inception (2012); Managing Director of Equity Sales, Weeden & Co. (2002-2012).	N/A	N/A

*	The Interested Trustee is an Interested Trustee because he is an officer and employee of Pulteney Street.

Board Structure

The Trust’s Board of Trustees includes two independent Trustees and one interested Trustee, Mr. McCooey, who is Chairman of the Board of Trustees.  The Board has not appointed an independent Trustee to serve as lead independent Trustee because, among other things, the Board’s current and historical small size and the fact that there is a single fund of the Trust permit Trust management to communicate with each independent Trustee as and when needed, and permit each independent Trustee to be involved in each committee of the Board (each a “Committee”) as well as each Board function.  The Board may consider appointing an independent Chairman or a lead independent Trustee in the future, particularly if the Board’s size or the Trust’s complexity materially increases.

With respect to risk oversight, the Board holds four regular meetings each year to consider and address matters involving the Trust and its Fund. During these meetings, the Board receives reports from the Fund’s administrator, transfer agent and distributor, and Trust management, including the Trust’s President, Mr. McCooey, and the Trust’s Chief Compliance Officer, Mr. Driessen, on regular quarterly items and, where appropriate and as needed, on specific issues.  As part of its oversight function, the Board also may hold special meetings or communicate directly with the Trust’s officers to address matters arising between regular meetings. The Board has established a committee structure that includes an Audit Committee, Nominating Committee and a Proxy Voting Committee (discussed in more detail below). Each Committee is comprised entirely of independent Trustees.

Qualification of Trustees

The Board has considered each Trustee’s experience, qualifications, attributes and skills in light of the Board’s function and the Trust’s business and structure, and has determined that each Trustee possesses experience, qualifications, attributes and skills that enable the Trustee to be an effective member of the Board.  In this regard, the Board has considered the following specific experience, qualifications, attributes and/or skills for each Trustee:

Mr. McCooey has experience as an investor, including his roles as a manager of Pulteney Street and, previously, as a managing director of several other investment firms and additional experience as an NYSE Floor Official.  Mr. Buckley has business experience as an equity sales trader.  Mr. Smith has business experience as a member of the New York Stock Exchange, and as a consultant and philanthropist.

The Board has determined that each of the Trustees’ careers and background, combined with their interpersonal skills and general understanding of financial and other matters, enable the Trustees to effectively participate in and contribute to the Board’s functions and oversight of the Trust.  References to the qualifications, attributes and skills of Trustees are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility on any such person or on the Board by reason thereof.

Trustee Standing Committees.  The Trustees have established the following standing committees:

Audit Committee: All of the Independent Trustees are members of the Audit Committee.  The Audit Committee oversees the Fund’s accounting and financial reporting policies and practices, reviews the results of the annual audits of the Fund’s financial statements, and interacts with the Fund’s independent auditors on behalf of all the Trustees.  The Audit Committee also serves as the Trust’s qualified legal compliance committee.  The Audit Committee operates pursuant to an Audit Committee Charter and meets periodically as necessary.

Nominating Committee:  All of the Independent Trustees are members of the Nominating Committee.  The Nominating Committee nominates, selects and appoints independent trustees to fill vacancies on the Board of Trustees and to stand for election at meeting of the shareholders of the Trust.  The Nominating Committee generally will not consider nominees recommended by shareholders of the Trust.  The Nominating Committee meets only as necessary.

Proxy Voting Committee:  All of the Independent Trustees are members of the Proxy Voting Committee.  The Proxy Voting Committee will determine how the Fund should cast its vote, if called upon by the Board or the Adviser, when a matter with respect to which the Fund is entitled to vote presents a conflict between the interests of the Fund’s shareholders, on the one hand, and those of the Fund’s Adviser, principal underwriter or an affiliated person of the Fund, its investment adviser, or principal underwriter, on the other hand.  The Proxy Voting Committee will also review the Trust’s Proxy Voting Policy and recommend any changes to the Board as it deems necessary or advisable.  The Proxy Voting Committee meets only as necessary.

Beneficial Equity Ownership Information.  The table below shows for each Trustee, the amount of Fund equity securities beneficially owned by each Trustee, and the aggregate value of all investments in equity securities of the Fund complex, as of a valuation date of April 14, 2014 and stated as one of the following ranges:  A = None; B = $1-$10,000; C = $10,001-$50,000; D = $50,001-$100,000; and E = over $100,000.

Name of Trustee*	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen By Trustee in Family of Investment Companies
Alfred E. Smith, IV	A	A
Paul S. Buckley	A	A
Sean McCooey	A	A

* Each Trustee serves as a trustee to the one fund of the Trust.

Compensation.  Officers of the Trust and Trustees who are “interested persons” of the Trust or the Adviser will receive no salary or fees from the Trust.  Each Trustee who is not an “interested person” receives a fee of $2,000 each year plus $250 per Fund per meeting attended in person and $100 per Fund per meeting attended by telephone.  The Trust reimburses each Trustee and officer for his or her travel and other expenses relating to attendance at such meetings.

Name of Trustee**	Aggregate Compensation From the Fund*	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Trustees*
Independent Trustees
Daniel Ripp	$2,450	None	None	$2,450
Samuel H. Solomon	$2,200	None	None	$2,200
Robert J. Cresci	$2,750	None	None	$2,750
Interested Trustees
Eric T. Singer	None	None	None	None

*	Figures are for the year ended December 31, 2013, and reflect payments made to the Trustees in place at such time.
**	Each of the Trustees serves as a Trustee to the one fund of the Trust.

Control Persons and Principal Holders of Voting Securities.  As of the Record Date, the Trustees and Officers of the Trust owned beneficially (i.e., had direct or indirect voting and/or investment power) less than 1% of any class of shares of the Fund.

As of the Record Date, the following shareholders owned of record more than 5% of the outstanding shares of beneficial interest of the Fund.  Except as provided below, no person is known by the Trust to be the beneficial owner of more than 5% of the outstanding shares of the Fund as of the Record Date.

Institutional Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
[ ]	[ ] Shares	[ ]%
[ ]	[ ] Shares	[ ]%
[ ]	[ ] Shares	[ ]%

Investor Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
[ ]	[ ] Shares	[ ]%
[ ]	[ ] Shares	[ ]%
[ ]	[ ] Shares	[ ]%
[ ]	[ ] Shares	[ ]%

Service Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
[ ]	[ ] Shares	[ ]%

Additional Information. Only one copy of this information statement will be mailed to a shareholder holding shares in multiple accounts within the Fund. Additionally, unless the Trust has received contrary instructions, only one copy of this information statement will be mailed to a given address where two or more shareholders share that address. Additional copies of the information statement will be delivered promptly upon request. Requests may be sent to Fund c/o Matrix 360 Administration, LLC, 4520 Main Street, Suite 1425, Kansas City, Missouri 64111, or calling the Fund at 1-888-553-4233.

ADDITIONAL FUND INFORMATION

General Information and Mailing Address. The Trust is an open-end registered management investment company under the 1940 Act, and is organized as a Delaware statutory trust. The Fund is a series of the Trust. The mailing address of the Trust and the Fund is 420 Lexington Avenue, Suite 616, New York, NY 10170.

Adviser and Sub-Advisers. Pulteney Street Capital Management, LLC, 1345 Avenue of the Americas, 3rd Floor, New York, NY 10105, serves as the Trust’s investment manager and administers the Trust’s business affairs. The Sub-Advisers (as of the New Strategy Implementation) are EastBay Asset Management, LLC, 1345 Avenue of the Americas, 3rd Floor, New York, NY 10105; Ferro Investment Management, LLC 330 Madison Avenue, 39th Floor, New York, New York  10017; Riverpark Advisors, LLC, 156 West 56th Street, 17th Floor, New York, New York 10019; S.W. Mitchell Capital, Princes House, 38 Jermyn Street, London SW1Y 6DN, United Kingdom; and Tiburon Capital Management, LLC, 1345 Avenue of the Americas, 3rd Floor, New York, New York 10105.

Distributor. Matrix Capital Group, Inc., 420 Lexington Avenue, New York, NY 10170, serves as the Trust’s distributor (the “Distributor”) on behalf of the Fund. The Distributor is not affiliated with any of the Advisers.

Financial Information. A copy of the Annual Report for the Fund for the most recent fiscal year ended (i.e., December 31, 2013), including financial statements, has previously been mailed to shareholders. Upon request, the Fund will furnish, without charge, to any of its shareholders a copy of the Annual Report of the Fund for its most recent fiscal year and a copy of its semiannual report for any subsequent semiannual period. Requests may be made in writing to the Fund c/o Matrix 360 Administration, LLC, 4520 Main Street, Suite 1425, Kansas City, Missouri 64111, or calling the Fund at 1-888-553-4233.

EXHIBIT A – TRANSACTION AGREEMENT

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EXHIBIT B — WRITTEN CONSENT OF SHAREHOLDERS

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EXHIBIT C — BOARD CONSIDERATIONS IN APPROVING THE ASSIGNMENT OF THE ADVISORY AGREEMENT

In deciding whether to approve the assignment of the Advisory Agreement to Pulteney Street Capital Management, LLC (“Pulteney”), the Trustees considered numerous factors, including:

(i)
The nature, extent, and quality of the services to be provided by Pulteney.  In this regard, the Board reviewed the services to be provided by Pulteney to the Fund including, without limitation, its proposed investment advisory services to be provided to the Fund, its proposed coordination of services among the Fund’s service providers, its compliance procedures and practices, and its proposed efforts to promote the Fund and assist in its distribution.  The Board also noted that Mr. McCooey was offering to serve the Fund as a trustee and (if elected) officer without additional compensation from the Fund, and that Mr. McCooey had indicated additional Pulteney personnel could provide similar officer services without additional compensation from the Fund.  The Board also considered Pulteney’s description of its preparations and plan for becoming investment adviser to the Fund.  After reviewing the foregoing information and further information in the Adviser Memorandum (e.g., descriptions of the Adviser’s business and the Adviser’s Form ADV), the Board concluded that the quality, extent, and nature of the services to be provided by Pulteney would be satisfactory for the Fund.

(ii)
The investment performance of Pulteney.  In this regard, because Pulteney does not have a track record managing the Fund or an account with a substantially similar strategy to the Fund’s current strategy, the Board reviewed the performance of Pulteney’s other accounts, as reflected in the Adviser Memorandum, and considered Pulteney’s ability to manage the Fund using the Fund’s current strategy and Pulteney’s future plans for the investment strategy of the Fund.  Following discussion of Pulteney’s historical investment performance and other factors including the foregoing, the Board concluded that the investment performance of Pulteney was and would be satisfactory for the Fund.

(iii)
The costs of the services to be provided and profits to be realized by Pulteney and its affiliates from the relationship with the Fund.  In this regard, the Board considered Pulteney’s staffing, personnel, and methods of operating; Pulteney’s compliance policies and procedures; the financial condition of Pulteney and the proposed level of commitment to the Fund and Pulteney by Mr. McCooey; the asset levels of the Fund; and the overall expenses of the Fund, including certain current fee waivers on behalf of the Fund to be entered into by Pulteney.  The Board also discussed Pulteney’s commitment to a voluntary fee cap (by assuming the Fund’s current expense limitation agreement).

After noting that, because of the Fund’s expense cap with Pulteney, the Fund does not currently have a sufficient amount of assets to receive its full management fee, and that during the last fiscal year CEM waived its entire management fee in addition to reimbursing the Fund, the Board compared the current expense cap of the Fund to a peer group of other funds comparable to the Fund.  The Board determined that, while the Fund’s expense cap is higher than the mutual funds compared, the current expense cap is nonetheless reasonably close to the average expense cap of the Fund’s peer group taking into consideration the Fund’s current size and Pulteney’s plans for future growth.

The Board also compared the management fee Pulteney would charge the Fund under the assumed Advisory Agreement with the management fees Pulteney charges or offers to charge to other accounts, albeit for Pulteney’s “manager of managers” strategy. In this regard, the Board considered that Pulteney would provide more services and have more obligations to the Fund than to other accounts under the Fund’s current management fee and expense cap for the current investment strategy, and that this fee arrangement is less than Pulteney’s fee schedule for other accounts.  The Board also considered potential benefits to Pulteney in managing the Fund, including promotion of Pulteney’s name and the potential access managing the Fund could give Pulteney to potential new institutional investors.

Following further discussion, comparisons and consideration, the Board concluded that the fees paid to Pulteney by the Fund are appropriate and within the range of what would have been negotiated at arm’s length.

(iv)
The extent to which economies of scale would be realized as the Fund grows and whether advisory fee levels reflect these economies of scale for the benefit of the Fund’s investors.  In this regard, the Board considered that the Fund’s proposed fee arrangements with Pulteney involve both a management fee and an Expense Limitation Agreement.  The Board noted that, while the management fee would remain the same at all asset levels, the Fund will benefit from economies of scale under its agreements with service providers other than Pulteney.  Additionally, the Fund will experience benefits from the Expense Limitation Agreement and, due to the size of the Fund, the Fund would likely continue to experience benefits from the Expense Limitation Agreement until the Fund grows to a level where Pulteney receives its full fee.

EXHIBIT D — COMPARISON OF CURRENT INVESTMENT STRATEGY AND
RISKS TO NEW INVESTMENT STRATEGY AND RISKS

Current Investment Strategy	New Investment Strategy

The Fund’s principal investment strategy is generally designed to invest in the S&P 500 on days when Congress is “out of session” (not meeting) and to invest in interest-bearing domestic securities or to otherwise be out of the stock market when Congress is “in session” (meeting). The Adviser believes that the Fund’s investment methodology minimizes investment exposure and risk when Congress is in session, while fully investing in the S&P 500 when Congress is out of session. Since the Fund generally will not be exposed to the U.S. stock market when Congress is in session, the Fund may not be able to achieve its goal of capital appreciation during these periods. Additionally, because the Fund’s investment strategy involves movements of a substantial portion of the portfolio in and out of the stock market, the Fund’s portfolio turnover rate is substantial.

When Congress is in session, the Fund’s goal is for 90% or more of its assets to be out of the U.S. stock market. Accordingly, when Congress is in session the Fund will generally invest 90% or more of its assets in interest-bearing instruments, including, without limitation, treasury bills, other U.S. government obligations and bonds, collateralized repurchase contracts, money market instruments and money market funds (collectively, “Cash and Cash Equivalents”), or take other appropriate steps to ensure that 90% or more of the Fund’s assets effectively avoid U.S. stock market exposure. For example, if the Fund holds long positions in the S&P 500 index when Congress goes in session, the Fund may convert these positions to Cash and Cash Equivalents by selling them or may enter into offsetting short positions in the S&P 500 index to avoid market exposure.

When Congress is not in session, the Adviser may invest the Fund in one or more types of S&P 500 index futures contracts in order to approximate the performance of the S&P 500; however, in these cases the Fund will typically remain invested in Cash and Cash Equivalents with 90% or more of its assets, in part, in order to collateralize its futures contracts positions. Accordingly, the Fund will seek to generate capital appreciation from its investments in S&P 500 futures contracts and income from Cash and Cash Equivalents when Congress is not in session. There is no limit on the amount of the Fund’s assets that may be invested in futures contracts.
Notwithstanding the foregoing, the Fund may also invest 90% or more of its assets in S&P 500 exchange-traded funds (ETFs) or index mutual funds, or may take any other investment approach with such assets to approximate the performance of the S&P 500 when Congress is out of session.

The Fund attempts to generate enhanced risk-adjusted returns by allocating its assets among a group of experienced managers who will serve as sub-advisers (“Sub-Advisers”) to the Fund and who will employ various complementary equity investment strategies. The Adviser, in addition to being responsible for identifying and selecting Sub-Advisers and overseeing the portfolio construction process, may also (i) purchase securities for the Fund and (ii) implement options strategies in an effort to limit the Fund’s exposure to general market conditions or to manage market volatility.

Under normal market conditions, the Fund invests at least 60% of its net assets, plus any borrowings for investment purposes, in equity securities. The types of equity securities in which the Fund generally invests include common stocks, preferred stocks, rights, warrants, convertibles, partnership interests, other investment companies, including exchange-traded funds (“ETFs”), and American Depositary Receipts (“ADRs”) and other similar investments, including European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”). The Fund may invest up to 50% of its net assets in securities purchased on foreign exchanges, which does not include ADRs, EDRs and GDRs. There is no limitation on the Fund’s ability to invest in ADRs, EDRs and GDRs and therefore the Fund’s exposure to foreign securities may be greater than 40% of the Fund’s net assets. The Fund may invest up to 40% of its net assets (out of the 40% that may be invested in foreign securities) in foreign securities of issuers located in emerging markets. The Fund may also invest up to 15% of its net assets in fixed income securities, including sovereign debt, corporate bonds, exchange-traded notes (“ETNs”) and debt issued by the U.S. Government and its agencies. Such fixed income investments may include high-yield or “junk” bonds and generally range in maturity from 2 to 10 years. The Fund may invest up to 10% of its net assets in currencies and forward currency contracts and may also invest without limit in the securities of small- and medium-sized issuers. The Fund may utilize leverage of no more than 30% of the Fund’s total assets as part of the portfolio management process. From time to time, the Fund may invest a significant portion of its assets in the securities of companies in the same sector of the market. The Fund may also invest up to 30% of its net assets in option transactions. These instruments may be used to enter a position in a more cost efficient manner rather than purchasing or selling an underlying security, or to modify or hedge the Fund’s exposure to a particular investment market related risk, as well as to manage the volatility of the Fund.

Each Sub-Adviser may be allocated a portion of the Fund’s assets to invest, in such amounts as are determined by the Adviser. The Sub-Advisers invest in the securities described above based upon their belief that the securities have appreciation potential. Each Sub-Adviser has complete discretion to invest its portion of the Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views. While each Sub-Adviser is subject to the oversight of the Adviser, the Adviser does not attempt to coordinate or manage the day-to-day investments of the Sub-Advisers. In engaging Sub-Advisers to manage the Fund, the Adviser looks to select Sub-Advisers who employ complementary equity investment strategies.

The Fund sells (or closes a position in) a security when a Sub-Adviser determines that a particular security has achieved its investment expectations or the reasons for maintaining that position are no longer valid, including: (1) if the Sub-Adviser’s view of the business fundamentals or management of the underlying company changes; (2) if a more attractive investment opportunity is found; (3) if general market conditions trigger a change in the Sub-Adviser’s assessment criteria; or (4) for other portfolio management reasons.

Current Principal Risks of Investing in the Fund	New Principal Risks of Investing in the Fund

An investment in the Fund is subject to investment risks, including the possible loss of some or all of the principal amount invested.  There can be no assurance that the Fund will be successful in meeting its investment objective.  Generally, the Fund will be subject to the following additional risks:

Market Risk:  Market risk refers to the possibility that the value of securities held by the Fund may decline due to daily fluctuations in the securities markets.

Management Style Risks:  The Adviser’s investment strategy may be ineffective or otherwise not produce expected results, either for short or long-term periods.  Therefore, there is no guarantee that the Fund’s management style will produce desired results, and the Fund may lose money.

Risks Related to Determining Whether Congress is in Session: The Adviser may not be able to make an accurate determination as to whether or not Congress is in session or intends to be in session at all times due to difficulties in obtaining legislative schedules and unexpected or unannounced changes in such schedules.  Because implementing the Fund’s investment strategy substantially depends on accurately determining when Congress is in session and being able to complete trades for market participation or divestment in a timely manner, inaccurate, late-arriving or changing information about whether or not Congress is in session could adversely affect the Fund’s ability to comply with its strategy and negatively impact the performance of the Fund.

Risks Related to Using Derivative Instruments: The Fund may invest in derivatives such as futures contracts, option contracts, and other derivatives contracts in order to participate in the performance of the S&P 500. Derivative instruments involve risks different from direct investments in their underlying securities, especially regarding potential illiquidity, risk of counterparty failure and risk of imperfect correlation between the derivative instrument and its underlying asset. Realization of any of these risks could cause the Fund to lose value.

Futures Risk: There are significant risks associated with the Fund’s use of futures contracts, including the Adviser's ability to predict movements in the prices of individual securities.

Leverage Risk: Certain types of the Fund’s investments (e.g. futures) may involve the use of leverage, so the Fund may employ leveraged investment techniques.  Use of leverage can magnify the effects of changes in the value of a securities portfolio and make it more volatile.

An investment in the Fund is subject to investment risks, including the possible loss of some or all of the principal amount invested.  There can be no assurance that the Fund will be successful in meeting its investment objective.  Generally, the Fund will be subject to the following additional risks:

Market Risk.  The value of the Fund’s shares will fluctuate as a result of the movement of the overall stock market or of the value of the individual securities held by the Fund, and you could lose money.

Management Risk.  The skill of the Adviser and Sub-Advisers will play a significant role in the Fund’s ability to achieve its investment objective.  The Fund’s ability to achieve its investment objective depends on the investment skill and ability of the Adviser and Sub-Advisers and on their ability to correctly identify economic trends.

Multi-Style Management Risk.  Because portions of the Fund’s assets are managed by different Sub-Advisers using different styles, the Fund could experience overlapping security transactions.  Certain Sub-Advisers may be purchasing securities at the same time other Sub-Advisers may be selling those same securities, which may lead to higher transaction expenses compared to a fund using a single investment management style.

Depositary Receipt Risk.  The Fund’s equity investments may take the form of depositary receipts.  Depositary receipts may be purchased through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the depositary security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts of the deposited securities. Fund investments in depositary receipts, which include ADRs, GDRs and EDRs, are not deemed to be investments in foreign securities for purposes of the Fund’s investment strategy.

Foreign and Emerging Market Securities Risk.  Foreign investments may carry risks associated with investing outside the United States, such as currency fluctuation, economic or financial instability, lack of timely or reliable financial information or unfavorable political or legal developments. Those risks are increased for investments in emerging markets.

Risks Related to Investing in Other Funds:  The Fund’s investment strategy involves, among other things, investments that track the S&P 500.  To the extent that these or other Fund investments are in ETFs or other investment companies, your cost of investing in the Fund will generally be higher than the cost of investing directly in ETFs or other investment company shares.  By investing in the Fund, you will indirectly bear fees and expenses charged by the underlying ETFs and investment companies in which the Fund invests in addition to the Fund’s direct fees and expenses.

Sector Risks:  The Fund may invest assets in securities of a particular sector that the Adviser believes may be positively or negatively affected by market responses to Congressional activity or anticipated Congressional activity.  Sector risk is the possibility that securities within the same group of industries will decline in price due to sector-specific market or economic developments.  If the Fund invests more heavily in a particular sector, the Fund’s share price may fluctuate more widely than the value of shares of a mutual fund that invests in a broader range of industries.

Small and Mid-Cap Company Risk:  The Fund may invest the Fund’s assets in securities of particular companies that the Adviser believes may be positively or negatively affected by market responses to Congressional activity or anticipated Congressional activity, which may include stocks of small and mid-cap size companies that have more risks than larger companies.  In general, smaller companies have less experienced management teams, serve smaller markets, and find it more difficult than larger companies to obtain financing for growth or potential development.  Due to these and other factors, smaller companies may be more susceptible to market downturns, and their stock prices may be more volatile.

Tax-Related Risks: Because the Fund’s investment strategy involves movements of a substantial portion of the Fund’s portfolio in and out of the market, the Fund is not a tax-efficient fund. To the extent capital gains generated by the Fund are characterized as short term capital gains, they will be taxed as ordinary income. Accordingly, shareholders with taxable accounts are subject to the risk of substantial tax consequences from their investment.

Market Timing Risk: Because the Fund generally only expects to achieve capital appreciation during periods when Congress is out of session, the Fund may be susceptible to market timers who attempt to invest in the Fund immediately before Congress is in recess, and divest from the Fund immediately before Congress convenes.  Such market timing could present risks for other shareholders with long-term interests in the Fund, which may include, among other things, increased brokerage and administrative costs and an increase in costs to shareholders due to a decrease in the Fund’s asset base.

Fixed Income Risks:  There are risks associated with the potential investment of a Fund’s assets in fixed income investments (including, without limitation, Cash and Cash Equivalents), which include credit risk, interest risk, maturity risk and investment-grade securities risk.

Currency Risk.  Changes in foreign currency exchange rates will affect the value of what the Fund owns and the Fund’s share price. Generally, when the U.S. dollar rises in value against a foreign currency, an investment in that country loses value because that currency is worth fewer U.S. dollars. Devaluation of a currency by a country’s government or banking authority also will have a significant impact on the value of any investments denominated in that currency. Currency markets generally are not as regulated as securities markets.

Small and Medium Companies Risk.  Investing in securities of small and medium capitalization companies may involve greater volatility than investing in larger and more established companies because small and medium capitalization companies can be subject to more abrupt or erratic share price changes than larger, more established companies.

Risks Related to Options. The Fund’s use of options involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. By using options, the Fund is subject to the risk of counterparty default, as well as the potential for unlimited loss.

ETF and Mutual Fund Risk.  When the Fund invests in an ETF or mutual fund, it will bear additional expenses based on its pro rata share of the ETF’s or mutual fund’s operating expenses, including the potential duplication of management fees.  The risk of owning an ETF or mutual fund generally reflects the risks of owning the underlying securities the ETF or mutual fund holds.  Inverse ETFs are subject to the risk that their performance will fall as the value of their benchmark indices rises.  The Fund also will incur brokerage costs when it purchases ETFs.

Fixed Income Securities Risk.  Interest rates may go up resulting in a decrease in the value of the fixed income securities held by the Fund.  Credit risk is the risk that an issuer will not make timely payments of principal and interest.  There is also the risk that an issuer may “call,” or repay, its high yielding bonds before their maturity dates.  Fixed income securities subject to prepayment can offer less potential for gains during a declining interest rate environment and similar or greater potential for loss in a rising interest rate environment.  Limited trading opportunities for certain fixed income securities may make it more difficult to sell or buy a security at a favorable price or time.

High-Yield Securities Risk.  Fixed income securities that are rated below investment grade (i.e., “junk bonds”) are subject to additional risk factors due to the speculative nature of these securities, such as increased possibility of default liquidation of the security, and changes in value based on public perception of the issuer.

Exchange-Traded Note Risk.  The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying securities’ markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced index.  In addition, the notes issued by ETNs and held by a fund are unsecured debt of the issuer.

Interest Rate Risk:  Increases in interest rates typically lower the present value of a company’s future earnings stream.  Since the market price of a stock changes continuously based upon investors’ collective perceptions of future earnings, stock prices will generally decline when investors anticipate or experience rising interest rates.

Leverage and Short Sales Risk.  Leverage is the practice of borrowing money to purchase securities.  If the securities decrease in value, the Fund will suffer a greater loss than would have resulted without the use of leverage.  A short sale is the sale by the Fund of a security that it does not own in anticipation of purchasing the same security in the future at a lower price to close the short position.  A short sale will be successful if the price of the shorted security decreases. However, if the underlying security goes up in price during the period in which the short position is outstanding, the Fund will realize a loss. The risk on a short sale is unlimited because the Fund must buy the shorted security at the higher price to complete the transaction. Therefore, short sales may be subject to greater risks than investments in long positions.

Sector Risk.  To the extent the Fund invests a significant portion of its assets in the securities of companies in the same sector of the market, the Fund is more susceptible to economic, political, regulatory and other occurrences influencing those sectors.

Portfolio Turnover Risk.  A high portfolio turnover rate (100% or more) would increase the Fund’s transaction costs (including brokerage commissions and dealer costs), and could adversely impact the Fund’s performance.  Higher portfolio turnover may result in the realization of more short-term capital gains than if the Fund had lower portfolio turnover.

EXHIBIT E — BOARD CONSIDERATIONS IN APPROVING THE SUB-ADVISORY AGREEMENTS

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EXHIBIT F — FORM OF AMENDED ADVISORY AGREEMENT

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EXHIBIT G — BOARD CONSIDERATIONS IN APPROVING THE AMENDED ADVISORY AGREEMENT

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